UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2010

ARGAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31756	13-1947195
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

There were two matters submitted to a vote of securities holders at the Argan, Inc. (“Argan”) Annual Meeting of Stockholders, which was held on June 23, 2010. Following are the two proposals:

(1) To elect eight directors to the Board of Directors of Argan to serve until the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

The results of the voting were as follows:

NAME OF DIRECTOR	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Rainer H. Bosselmann	7,905,047	28,330	1,427,631
Henry A. Crumpton	7,894,309	39,068	1,427,631
Cynthia A. Flanders	7,745,453	187,924	1,427,631
DeSoto S. Jordan	7,906,968	26,409	1,427,631
William F. Leimkuhler	7,898,453	34,924	1,427,631
Daniel A. Levinson	7,894,309	39,068	1,427,631
W.G. Champion Mitchell	7,891,794	41,583	1,427,631
James W. Quinn	7,723,981	209,396	1,427,631

(2) To ratify the selection of Grant Thornton LLP as the independent registered public accountants for Argan for the fiscal year ending January 31, 2011.

The results of the voting were as follows:

VOTES FOR	9,359,245
VOTES AGAINST	1,763
ABSTAINED	0
BROKER NON-VOTES	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: June 28, 2010	By:	/s/ Arthur Trudel
Arthur Trudel Senior Vice President and Chief Financial Officer